UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) April 26, 2012

Assisted Living Concepts, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-13498	93-1148702
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W140 N8981 Lilly Road, Menomonee Falls, Wisconsin 53051

(Address of Principal Executive Offices) (Zip Code)

(262) 257-8888

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 26, 2012, Ventas Realty, Limited Partnership, the landlord for eight assisted living facilities operated by Assisted Living Concepts, Inc. (the “Company”), instituted a lawsuit against the Company seeking a declaratory judgment that the Company has breached its obligations under the lease and forfeited its right to possession of the leased premises. Ventas alleges that the Company’s receipt of notices of intent to revoke permits from state regulators with respect to its licenses to operate three assisted living facilities in Georgia and Alabama subject to the lease constitutes a violation of the lease. The lawsuit, captioned Ventas Realty, Limited Partnership v. ALC CVMA, LLC, et al., 12-cv-03107, was filed in United States District Court for the Northern District of Illinois.

On May 3, 2012 , the Company’s Board of Directors determined to investigate possible irregularities in connection with the Company’s lease with Ventas and retained counsel for such purpose.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 4, 2012

By:	/s/ Mel Rhinelander
Mel Rhinelander
Vice Chair of the Board of Directors

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